Exhibit 99

                       [COMMONWEALTH BANCORP, INC. LOGO]



For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR THIRD QUARTER 2001

NORRISTOWN, PA, OCTOBER 16, 2001 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported net income of $4.1 million, or a record $0.39 per common share on a diluted basis, for the third quarter of 2001, compared to net income of $4.0 million, or $0.37 per common share on a diluted basis, for the third quarter of 2000.

The results for the third quarter of 2001 were characterized by:

     - An increase in the net interest margin to 4.71% on a fully taxable equivalent basis, compared to 4.29% in the third quarter of 2000;
     - An improvement in the cash operating expense ratio to 60.4%, compared to 66.8% in the third quarter of 2000; and
     - An increase in the allowance for credit losses of $1.3 million, compared to June 30, 2001.

For the nine months ended September 30, 2001, net income was $9.6 million, or $0.89 per common share on a diluted basis, compared to net income of $11.2 million, or $1.02 per common share on a diluted basis, for the nine months ended September 30, 2000.

The results for the first nine months of 2001 were affected by:

     - A $2.3 million pre-tax charge associated with the sale of Commonwealth's mortgage loan production offices and the outsourcing of its mortgage servicing function;
     - A $0.7 million pre-tax charge relating to the retirement of Commonwealth's Chief Executive Officer; and
     - A $0.5 million pre-tax charge relating to a disputed interest rate on a loan originated in the 1970's.

Exclusive of these three items, net income for the first nine months of 2001 would have been $12.2 million, or $1.13 per share on a diluted basis.

"Commonwealth continued to achieve strong results during the third quarter of 2001," stated Patrick J. Ward, Commonwealth's President and Chief Executive Officer. He added, "The Company's record earnings per share of $0.39 in the third quarter of 2001 was driven by excellent growth in our key businesses of Retail and Commercial Banking. Compared to the third quarter of 2000, average commercial loans increased 38% to $300 million, average consumer loans increased 7% to $387 million and average demand and money market deposits increased 7% to $781 million."



Net interest income was $19.0 million in the third quarter of 2001, compared to $18.4 million in the third quarter of 2000.
For the nine months ended September 30, 2001, net interest income was $55.0 million, versus $54.9 million for the comparable period in 2000. The increase for the third quarter ended September 30, 2001 was primarily attributable to a higher net interest margin, which was partially offset by a decrease in average interest earning assets. The net interest margin for the nine months ended September 30, 2001 was affected by a $0.5 million charge relating to a disputed interest rate on a loan originated in the 1970's.

The net interest margin on a fully taxable equivalent basis was 4.71% in the third quarter of 2001, compared to 4.29% in the third quarter of 2000. The increase was primarily attributable to a 0.66% decrease in the cost of interest-bearing liabilities, which was partially offset by a 0.20% decrease in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of deposits and a favorable change in funding mix, involving an increase in lower costing demand deposits, and a decrease in higher costing certificates and wholesale borrowings. The decrease in the yield on interest-earning assets was primarily related to a reduction in market interest rates.

For the nine months ended September 30, 2001, the net interest margin on a fully taxable equivalent basis was 4.49%, versus 4.24% in the comparable 2000 period. The increase was primarily attributable to a 0.25% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities was primarily related to a favorable change in funding mix, involving an increase in lower costing demand deposits, and a decrease in higher costing certificates and wholesale borrowings and a reduction in the average cost of deposits. The net interest margin for the first nine months of 2001 was impacted by the $0.5 million charge relating to a disputed interest rate on a loan originated in the 1970's. Exclusive of this item, the net interest margin on a fully taxable equivalent basis would have been 4.53% for the nine months ended September 30, 2001.

Noninterest income totaled $4.6 million in the third quarter of 2001, compared to $6.0 million in the third quarter of 2000. The decrease reflected a $1.6 million decrease in the net gain on sale of mortgage loans, which was primarily attributable to Commonwealth's restructuring of its residential mortgage banking division. The decrease was partially offset by a $0.4 million increase in deposit fees and related income relating to an increase in transaction accounts.

Noninterest income was $15.2 million for the first nine months of 2001, compared to $16.4 million for the same 2000 period. The decrease was primarily attributable to a $2.1 million decrease in the net gain on sale of mortgage loans, which was primarily attributable to Commonwealth's restructuring of its residential mortgage banking division. The decrease was partially offset by a $1.2 million increase in deposit fees and related income relating to an increase in transaction accounts.

Noninterest expense was $15.5 million in the third quarter of 2001, compared to $17.7 million in the third quarter of 2000. The decrease was primarily attributable to a reduction in mortgage banking expenses. Recurring noninterest expense excluding amortization of intangible assets totaled 60.4% of recurring noninterest income and net interest income on a fully taxable equivalent basis in the third quarter of 2001. This compared to 66.8% in the third quarter of 2000.



Noninterest expense was $51.2 million for the nine months ended September 30, 2001, compared to $52.4 million for the same period in 2000. The results for the first nine months of 2001 were affected by the $2.3 million charge associated with the sale of the mortgage loan production offices and the outsourcing of the mortgage servicing function, and the $0.7 million charge relating to the retirement of Commonwealth's Chief Executive Officer. Exclusive of these items, noninterest expense would have been $48.2 million for the first nine months of 2001, a decrease of 8% compared to the first nine months of 2000. The decrease was primarily due to a reduction in mortgage banking expenses. Recurring noninterest expense excluding amortization of intangible assets totaled 62.6% of recurring noninterest income and net interest income on a fully taxable equivalent basis for the nine months ended September 30, 2001. This compared to 67.9% for the same period in 2000.

Provision for loan losses totaled $2.5 million and $6.3 million in the third quarter and nine months ended September 30, 2001, respectively. The provision for loan losses totaled $1.3 million and $3.6 million in the third quarter and nine months ended September 30, 2000, respectively. At September 30, 2001, the allowance for loan losses totaled $13.6 million, or 0.99% of loans, compared to $11.1 million, or 0.78% of loans, at December 31, 2000. The increase in the allowance for loan losses reflects Commonwealth's on-going strategy to increase consumer and commercial lending, while de-emphasizing mortgage lending. Consumer and commercial loans generally involve greater credit risk than mortgage loans. At September 30, 2001, consumer and commercial loans represented 51% of total loans, compared to 44% at December 31, 2000.

Net credit losses totaled $1.2 million, or 0.34% of average loans in the third quarter of 2001. This compared to $1.0 million, or 0.28% of average loans in the third quarter of 2000. For the nine months ended September 30, 2001, net credit losses totaled $3.7 million, or 0.35% of average loans, compared to $3.2 million, or 0.30%, in the same 2000 period. The increases were primarily related to an increase in consumer net credit losses, which were $1.1 million and $3.7 million in the third quarter and nine months ended September 30, 2001, compared to $0.9 million and $3.0 million in the third quarter and nine months ended September 30, 2000.

Nonperforming assets totaled $11.1 million, or 0.63% of assets at September 30, 2001, compared to $10.7 million, or 0.57%, at December 31, 2000.

Provision for income taxes was $1.4 million, or 25% of income before income taxes in the third quarter of 2001, compared to $1.5 million, or 26.5%, in the third quarter of 2000. For the first nine months of 2001, provision for income taxes was $3.2 million, or 25% of income before income taxes, compared to $4.1 million, or 26.5%, in the first nine months of 2000. The decrease in the effective tax rate in the third quarter and first nine months of 2001, relative to the comparable periods in 2000, was primarily attributable to lower pre-tax income for the nine months ended September 30, 2001, which resulted in a higher relative percentage of tax-exempt income to total income.

Commonwealth Bank's risk-based capital ratio was 11.2% at September 30, 2001, compared to 11.3% at December 31, 2000. As of September 30, 2001, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.



Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania.


                            # # # # #

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.






                                                                    Commonwealth Bancorp, Inc. and Subsidiaries
                                                                          Consolidated Statements of Income
                                                                (in thousands, except share and per share amounts)

                                                              For the Quarter                       For the Nine Months
                                                            Ended September 30,                      Ended September 30,
                                                        2001                 2000                 2001                  2000
                                                     ----------           ----------           ----------           ----------
                                                               (Unaudited)                               (Unaudited)
Interest income:
  Interest on loans                                     $27,639              $29,149              $85,174              $84,871
  Interest and dividends on deposits
   and money market investments                             672                  506                1,696                1,477
  Interest on investment securities                         149                  262                  447                1,757
  Interest on mortgage-backed securities                  2,695                4,191                9,170               13,518
                                                     ----------           ----------           ----------           ----------
           Total interest income                         31,155               34,108               96,487              101,623

Interest expense:
  Interest on deposits                                   10,222               12,206               33,860               36,781
  Interest on notes payable and other borrowings          1,983                3,486                7,666                9,894
                                                     ----------           ----------           ----------           ----------
           Total interest expense                        12,205               15,692               41,526               46,675
                                                     ----------           ----------           ----------           ----------
           Net interest income                           18,950               18,416               54,961               54,948

Provision for loan losses                                 2,500                1,300                6,250                3,625
                                                     ----------           ----------           ----------           ----------
           Net interest income after provision for
            loan losses                                  16,450               17,116               48,711               51,323


Noninterest income:
  Deposit fees and related income                         3,424                3,040                9,891                8,700
  Servicing fees                                             42                  181                  438                  601
  Net (loss) gain on sale of mortgage loans                 (19)               1,565                1,593                3,661
  Other                                                   1,165                1,231                3,323                3,410
                                                     ----------           ----------           ----------           ----------
           Total noninterest income                       4,612                6,017               15,245               16,372
                                                     ----------           ----------           ----------           ----------
Noninterest expense:
  Compensation and employee benefits                      7,779                8,960               24,844               26,401
  Occupancy and office operations                         2,478                2,747                7,320                8,158
  Amortization of intangible assets                       1,184                1,239                3,553                3,689
  Other                                                   4,092                4,704               15,446               14,144
                                                     ----------           ----------           ----------           ----------
           Total noninterest expense                     15,533               17,650               51,163               52,392
                                                     ----------           ----------           ----------           ----------
           Income before income taxes                     5,529                5,483               12,793               15,303

Income tax provision                                      1,382                1,453                3,198                4,055
                                                     ----------           ----------           ----------           ----------
Net income                                               $4,147               $4,030               $9,595              $11,248
                                                     ==========           ==========           ==========           ==========
Basic weighted average number of shares
 outstanding                                         10,344,813           10,739,425           10,469,343           10,782,377
                                                     ==========           ==========           ==========           ==========
Basic earnings per share                                  $0.40                $0.38                $0.92                $1.04
                                                     ==========           ==========           ==========           ==========
Diluted weighted average number of shares
 outstanding                                         10,741,217           11,009,790           10,829,034           11,041,710
                                                     ==========           ==========           ==========           ==========
Diluted earnings per share                                $0.39                $0.37                $0.89                $1.02
                                                     ==========           ==========           ==========           ==========





                                                   Commonwealth Bancorp, Inc. and Subsidiaries
                                                          Consolidated Balance Sheets
                                                (in thousands, except share and per share amounts)

                                                                                     September 30,      December 31,
                                                                                         2001               2000
                                                                                   ----------------   ---------------
                                                                                     (Unaudited)
Assets:
Cash and due from banks                                                                     $59,074           $66,329
Interest-bearing deposits                                                                    67,473               371
Mortgage loans held for sale                                                                  1,062            43,007
Investment securities
   Securities available for sale (cost of $13,312
     and $13,350, respectively), at market value                                             13,760            14,051
Mortgage-backed securities
   Securities available for sale (cost of $148,647
     and $201,448, respectively), at market value                                           152,660           202,700
Loans receivable, net                                                                     1,358,464         1,416,110
Accrued interest receivable, net                                                              7,981             9,435
FHLB stock, at cost                                                                          12,565            18,400
Premises and equipment, net                                                                  13,642            15,349
Intangible assets                                                                            26,097            30,450
Other assets, including net deferred taxes of $5,377
   and $6,255, respectively                                                                  54,067            53,308
                                                                                   ----------------   ---------------
               Total assets                                                              $1,766,845        $1,869,510
                                                                                   ================   ===============
Liabilities:
Deposits                                                                                 $1,451,016        $1,454,592
Notes payable and other borrowings:
   Secured notes due to Federal Home Loan Bank of Pittsburgh                                 94,005           171,666
   Securities sold under agreements to repurchase                                            10,000            35,000
   Other borrowings                                                                          25,810            17,830
Advances from borrowers for taxes and insurance                                               4,293             7,851
Accrued interest payable, accrued expenses and other liabilities                             22,888            22,118
                                                                                   ----------------   ---------------
               Total liabilities                                                          1,608,012         1,709,057
                                                                                   ----------------   ---------------
Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issued                                                                        -                 -
Common stock, $0.10 par value; 30,000,000 shares authorized;
    18,068,127 shares issued and 10,904,003 outstanding at September 30, 2001
    18,068,127 shares issued and 11,309,487 outstanding at December 31, 2000                  1,807             1,807
Additional paid-in capital                                                                  139,038           138,166
Retained earnings                                                                           148,190           145,869
Unearned stock benefit plan compensation                                                     (5,237)           (6,596)
Accumulated other comprehensive income                                                        2,916             1,286
Treasury stock, at cost; 7,164,124 and 6,758,640 shares at September 30, 2001
and December 31, 2000, respectively                                                        (127,881)         (120,079)
                                                                                   ----------------   ---------------
               Total shareholders' equity                                                   158,833           160,453
                                                                                   ----------------   ---------------
               Total liabilities and shareholders' equity                                $1,766,845        $1,869,510
                                                                                   ================   ===============





                                                    Commonwealth Bancorp, Inc. and Subsidiaries
                                                                Selected Financial Data
                                                       (in thousands, except per share data)

                                                  For the Quarter Ended               For the Nine Months Ended
                                                ------------------------              -------------------------
                                                9/30/01          9/30/00              9/30/01           9/30/00
                                                ------------------------              -------------------------
                                                      (Unaudited)                             (Unaudited)
BALANCE SHEET DATA:
Average Mortgage Loans                              $694,117    $867,018                   $760,452    $872,893
Average Consumer Loans                               386,991     361,219                    386,441     344,306
Average Commercial Loans                             300,002     217,800                    274,663     204,897
Average Loans                                      1,381,110   1,446,037                  1,421,556   1,422,096
Average Interest-Earning Assets                    1,612,617   1,723,873                  1,654,232   1,743,013
Average Assets                                     1,771,430   1,870,952                  1,812,982   1,890,128

Average Core Deposits                              1,000,943     951,915                    986,920     958,261
Average Certificates of Deposit                      452,744     504,436                    474,294     526,518
Average Deposits                                   1,453,687   1,456,351                  1,461,214   1,484,779
Average Interest-Bearing Liabilities               1,586,092   1,681,136                  1,629,151   1,705,108
Average Shareholders' Equity                         159,886     153,828                    160,115     151,810


OPERATING DATA:
Annualized Return on Assets                            0.93%       0.86%                      0.71%       0.79%
Annualized Return on Equity                           10.29%      10.42%                      8.01%       9.90%

Operating Expense Ratio (a)                           60.39%      66.78%                     62.60%      67.91%

Average Yield on Mortgage Loans (b)                    7.24%       7.30%                      7.41%       7.32%
Average Yield on Consumer Loans (b)                    9.08%       9.24%                      9.17%       9.13%
Average Yield on Commercial Loans (b)                  8.27%       9.09%                      8.24%       8.95%
Average Yield on Loans (b)                             7.98%       8.05%                      8.05%       7.99%
Average Yield on Interest-Earning Assets (b)           7.71%       7.91%                      7.84%       7.82%

Average Cost of Core Deposits                          1.80%       2.33%                      2.08%       2.33%
Average Cost of Certificates of Deposit                4.98%       5.24%                      5.21%       5.09%
Average Cost of Deposits                               2.79%       3.33%                      3.10%       3.31%
Average Cost of Interest-Bearing Liabilities           3.05%       3.71%                      3.41%       3.66%
Net Interest Margin (b)                                4.71%       4.29%                      4.49%       4.24%



Period End Book Value Per Share                       $14.57      $13.67                     $14.57      $13.67
Period End Tangible Book Value Per Share               12.17       10.92                      12.17       10.92
Period End Nonperforming Loans                         7,411       8,040                      7,411       8,040
Period End Nonperforming Assets                       11,092      10,867                     11,092      10,867


 (a) Recurring noninterest expense excluding amortization of intangibles expressed as a percentage of recurring net revenue
 (b) Taxable equivalent basis
